Exhibit 10.17H
[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.
[AEP LETTERHEAD]
Oxford Mining Company, LLC
c/o Eagle Fuels
330 Oak Park
P.O. Box 291
Cadiz, OH 43907
Attention:      Charles Ungurean
December 15, 2009

Re:	Coal Purchase and Sale Agreement No. 10-62-04-900, dated as of
May 21, 2004, as amended, between American Electric Power
Service Corporation, as agent for Columbus Southern Power
Company (“Buyer”), and Oxford Mining Company, Inc. (“Seller”)

Amendment No. 2009-3
Gentlemen:
Reference is made to the above referenced Coal Purchase and Sale Agreement, as amended, (the “Agreement”) under which Seller is supplying coal to Buyer.
Effective January 1, 2010, Buyer and Seller to amend the Agreement as follows:
1)	The fourth paragraph in Section 2.1, Contract Quantity, of Article II, Obligations and Deliveries, shall be deleted and replaced with the following in lieu thereof:

Through November 2008, there was a tonnage shortfall of [*] Tons (inclusive of [*] force majeure Tons claimed by Seller during Contract Year 2008). The shortfall has subsequently been reduced by [*] tons delivered by Seller in the months of January, February, and October 2009. The parties have agreed to an additional shortfall tonnage reduction in 2009, for a remaining shortfall total of [*] Tons. Buyer shall have the right to increase deliveries in any month(s) by up to 25,000 Tons per month with thirty (30) days prior written notice until such time as the [*] Tons have been delivered. The Contract Price to be paid for such Coal shall be the Contract Price in effect when delivered.

2)	Delete the first paragraph in Article V, subsection (b) in its entirety and replace it with the following in lieu thereof:

(b) The Labor (Labor shall be deemed to be inclusive of all benefits and related taxes), Health Benefits, Construction Machinery & Equipment, Other, and Truck Transportation Cost Components shall be adjusted effective July 1 and January 1 of each Contract Year commencing July 1, 2009. At such dates the average of the values of each of the respective indices correlative thereto (as set forth below) for the third, fourth, and fifth preceding months of such dates (i.e., August, September, and October for the January calculation) shall be compared to the average of the values of each of such respective indices for the ninth, tenth, and eleventh preceding months of such dates. The Petroleum Products Refined Cost Component shall be adjusted effective

Oxford Mining Company, LLC
Amendment No. 2009-3

January 1, April 1, July 1 and October 1 of each Contract Year beginning in April 2010. At such dates the Petroleum Products Refined Cost Component, for the third, fourth, and fifth preceding months of such dates (i.e., August, September, and October for the January calculation) shall be compared to the average values of the sixth, seventh and eighth preceding months of such dates.

[*] of the respective percentage change (carried out four decimal places, e.g., 6.124% shall be 0.0612) in each of such average index values shall be multiplied by the last previously effective Component amount of the Contract Price correlative thereto. The amounts per Ton of increase or decrease, either by quarterly or semi-annual adjustment, so obtained shall be added to or subtracted from, as the case may be, the last previously effective amount of such respective Component, and the resulting amounts per Ton shall become the then effective amounts per Ton for such Components of the Contract Price.

3)	For the period January 1, 2010 through December 31, 2010, the following quality specifications for Specification A reflected in Schedule 3.1-A, Quality Specifications shall be amended as follows:

Weighted Average “As-Received” Basis
	Contracted	Half-Month (A)*	Applicable Lot (B)*
SPECIFICATION A:	Half-Month	Suspension Limit	Suspension Limit (D)*
Caloric Value (Btu/lb.)	[*]	[*] minimum	[*] minimum
Ash (%)	[*]	[*] maximum	[*] maximum
Sulfur Dioxide (lbs. SO2/MMBtu( (C)*	[*]	[*] maximum	[*] maximum
Except as amended herein, all other provisions of the Agreement shall remain in full force and effect. If you are in agreement with the foregoing, kindly indicate your acceptance thereof by signing the enclosed duplicate of this letter in the space provided and by returning it to the notice address provided in the Agreement.
Very truly yours,
/s/ James D. Henry

James D. Henry Vice President — Fuel Procurement East,
as Agent for Columbus Southern Power Company

Acceptance Date:

Oxford Mining Company, LLC

/s/ Thomas T. Ungurean
Signature

Thomas T. Ungurean
Name (Print)

Vice President
Title

xc: W. E. Spiker — Eagle Fuels, Inc.
[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.